REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance Series Trust
II and Shareholders of Eaton Vance
Parametric Tax-Managed Emerging Markets
Fund (formerly Eaton Vance Tax-Managed
Emerging Markets Fund):
In planning and performing our audit of the
financial statements of Eaton Vance
Parametric Tax-Managed Emerging Markets
Fund (formerly Eaton Vance Tax-Managed
Emerging Markets Fund) (the "Fund") (one
of the funds constituting Eaton Vance Series
Trust II) as of and for the year ended June
30, 2011, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Fund's internal control over
financial reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Fund's internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
fund's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management of the fund and trustees of the
fund; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control
over financial reporting and its operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of June 30, 2011.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Series Trust II and
the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 18, 2011